Exhibit No. 11

                      HARDING LAWSON ASSOCIATES GROUP, INC.

                       Computation of Net Income Per Share
                      (In thousands, except per share data)
                                   (Unaudited)

-------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended                 Six Months Ended
                                                           November 30,                      November 30,
                                                       1999           1998              1999             1998
-------------------------------------------------------------------------------------------------------------------
Weighted average basic shares outstanding              4,998          4,835             4,975            4,859
Net effect of dilutive stock options
     based on the treasury stock method                  165             19               177               61
-------------------------------------------------------------------------------------------------------------------

Total                                                  5,163          4,854             5,152            4,920
===================================================================================================================

Net income                                            $1,569         $  139            $2,719           $1,152
===================================================================================================================

Basic net income per share                            $ 0.31         $ 0.03            $ 0.55           $ 0.24
===================================================================================================================

Diluted net income per share                          $ 0.30         $ 0.03            $ 0.53           $ 0.23
===================================================================================================================


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